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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

                Date of Report (Date of Earliest Event Reported):

                                  March 1, 2004


                            MONRO MUFFLER BRAKE, INC.
             (Exact name of registrant as specified in its charter)

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

       New York                     0-19357                              16-0838627
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer Identification No.)
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200 Holleder Parkway, Rochester, New York                          14615
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code            (585) 647-6400
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Item 2.

On March 1, 2004, the Company completed its acquisition, effective as of the close of business on February 29, 2004 (the "Closing") of 36 leased automotive repair and tire retail locations in the Baltimore, Maryland and Arlington, Virginia areas from Mr. Tire, Inc. (the "Seller") and its sole shareholder, Atlantic Automotive Corp. (doing business as Mile One Automotive) ("Atlantic"). The acquired locations include 26 retail stores and 10 kiosks, which operate in Mile One Automotive dealerships. In total, these locations produced approximately $50 million in revenue in the year ending December 2003. Pursuant to the terms of an Asset Purchase Agreement, dated as of February 9, 2004, by and among the Company, the Seller and Atlantic (the "Purchase Agreement"), the Company purchased certain of Seller's assets, including inventory, fixed assets and intellectual property. The Company intends to continue to utilize the acquired assets to operate the Mr. Tire locations. The Company also assumed certain of Seller's liabilities, including Seller's obligations pursuant to the real property leases for each of the twenty-six (26) retail store locations, certain warranty obligations outstanding to customers as of the Closing and certain other liabilities. The transaction is valued at approximately $29 million (cash, Warrant (as defined herein) and assumed liabilities).

As part of the purchase price paid by the Company pursuant to the Purchase Agreement at the Closing, the Company transferred $24.3 million to Seller and $1 million to an escrow account to cover certain post-closing adjustments to the Purchase Price and indemnification obligations of Seller and Atlantic (the "Purchase Price"). The Purchase Price will be adjusted post-closing to reflect, among other things, final counts of inventory and fixed assets. Also as part of the Purchase Price, at the Closing the Company issued a two-year warrant agreement (the "Warrant") to Atlantic, pursuant to which Atlantic may purchase 100,000 shares (the "Shares") of the Company's $.01 par value Common Stock at $22.33 per share, the closing price of the Company's Common Stock on February 6, 2004. Atlantic may not exercise the Warrant for a


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period of six months after the Closing or until September 1, 2004 and the
Company has agreed to use its best efforts to submit all required information and filings with the Securities and Exchange Commission in order to register the Shares. The Company financed the cash portion of the Purchase Price with bank debt under the Company's existing revolving credit facility.

Prior to the completion of the acquisition, the Company, Seller and Atlantic agreed to amend the Purchase Agreement, in order to, among other things, revise certain Schedules to the Purchase Agreement and amend the indemnification provisions of the Purchase Agreement. The Asset Purchase Agreement has been filed as Exhibit 10.1 to this Form 8-K. The First Amendment to Asset Purchase Agreement has been filed as Exhibit 10.2 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

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
Exhibit No.   Description
-----------   -----------
10.1          Asset Purchase Agreement by and between Atlantic Automotive Corp.,
              Mr. Tire, Inc. and Monro Muffler Brake, Inc.

10.2          First Amendment to Asset Purchase Agreement
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MONRO MUFFLER BRAKE, INC.
                                  (Registrant)

March 12, 2004                    By: /s/ John W. Van Heel
                                      --------------------
                                  John W. Van Heel
                                  Vice President-Finance


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